Exhibit 10.1

AGREEMENT

This Agreement, dated as of August 13, 2018 (this “Agreement”), is by and among Brian Sheehy (“Sheehy”), Arthur Ellis (“Ellis”), and Cryo-Cell International, Inc. (the “Company”).

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Board, Governance and Related Matters.

a.    Upon execution of this Agreement by all parties hereto and receipt of the resignations identified in Section 1.c of this Agreement, the Board of Directors of the Company (the “Board”) shall take all action necessary to set the size of the Board at seven (7) and appoint Sheehy and Ellis to serve as directors of the Company.

b.    As part of this Agreement, so long as at least one of Sheehy and Ellis serves on the Board, at least one of them shall be offered the opportunity to become a member of each committee of the Board (and the Board shall have the sole discretion to determine which or both of them serves on each such committee); provided, however, that neither Sheehy nor Ellis shall be entitled to be a member of any such committee if (i) he does not meet the independence or other requirements for service on such committee under applicable law and the rules and regulations of any securities exchange on which the Company’s securities may be traded or (ii) the activities of such committee include matters as to which there may be a conflict of interest between such person, on the one hand, and the Company or its stockholders, on the other hand.

c.    Notwithstanding the foregoing, if at any time after the date hereof, Sheehy and Ellis collectively own less than five (5%) percent of the shares of Common Stock (as defined below) outstanding as of the date of this Agreement (such time, the “Trigger Time”), each of Sheehy and Ellis shall use his reasonable best efforts to cause Sheehy and Ellis promptly to tender their resignation from the Board. In furtherance of this Section 1.c., Sheehy and Ellis shall execute a resignation as director in the form attached hereto as Exhibit A and deliver it to the Company prior to his appointment to the Board. Nothing contained herein shall prevent Sheehy and/or Ellis from resigning from the Board earlier.

d.    While Sheehy and Ellis serve on the Board, they, like all members of the Board, shall comply with all policies and guidelines of the Board, any committees thereof or the Company applicable to Board members, whether such policies and guidelines exist now or are adopted in the future.

e.    Sheehy and Ellis hereby agree and consent to be named as nominees in the Company’s proxy statement for its 2018 annual meeting and to serve as directors if elected.

2.    Standstill. For purposes of this Agreement, the “Standstill Period” shall mean, as to each of Sheehy and Ellis, respectively, the period from the date of this Agreement through the later of the date of the second annual meeting of the Company following execution of this Agreement (the “2019 Annual Meeting”) and such time as he is no longer a member of the Board; provided, however, that if, at any time when one or both of Sheehy and Ellis is a director, the Board does not nominate such person or persons for reelection to the Board at any annual meeting of the stockholders of the Company (including, for the avoidance of doubt, the 2019 Annual Meeting and any meeting thereafter) (other than a failure to nominate as a result of such person or persons refusing or declining to serve as a nominee), the Standstill Period shall expire at such time as such person or persons is not so nominated and, in such case, the Board shall take all action necessary to provide Sheehy and Ellis with a 30-day period from the time they are notified that such person has, or persons have, not been so nominated to comply with the advance notice provisions for nominations of directors contained in the Company’s Bylaws at such upcoming annual meeting. For the avoidance of doubt, the members of the Board, in their capacity as such, shall not take action to remove Sheehy or Ellis as directors (other than for cause and other than, for the avoidance of doubt, through a decision not to nominate such person or persons for reelection at any annual meeting of the Company).

During such time as the Standstill Period is applicable as to Sheehy or Ellis, no such person to whom the Standstill Period is applicable shall, and each shall cause each of his affiliates not to, take any of the following actions, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to any person acting solely in his capacity as a director of the Company):

a.    solicit proxies or written consents of stockholders from the holders of the Voting Securities (as defined below), or conduct any other type of referendum (binding or nonbinding) with respect to the Company, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or assist any person or entity not a party to this Agreement (a “Third Party”), in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities or in any such referendum (other than any such action that is consistent with the Board’s recommendation in connection with such matter);

b.    encourage, advise or influence any other person, or assist any Third Party in so encouraging, advising or influencing any person, with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum with respect to the Company (other than such action that is consistent with the Board’s recommendation in connection with such matter);

c.    present at any annual meeting or any special meeting of the Company’s stockholders, or through a request for action by written consent, any proposal for consideration for action by stockholders or seek the removal of any member of the Board or propose any nominee for election or appointment to the Board or seek representation on the Board;

d.    form or join in a partnership, limited partnership, syndicate or other group, including without limitation a group as defined under Section 13(d) of the Exchange Act, with respect to the Common Stock or any other Voting Securities, or deposit any shares of Common Stock or any other Voting Securities in a voting trust or subject any shares of Common Stock or any other Voting Securities to any voting agreement, other than, in each case, solely among Sheehy and Ellis with respect to the shares of Common Stock now or hereafter owned by them in a manner consistent with this Agreement.

The term “Voting Securities” as used herein shall mean the common stock, par value $0.01 per share, of the Company (the “Common Stock”) and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, Common Stock or other securities entitled to so vote, whether or not subject to the passage of time or other contingencies. The term “beneficial owner” as used herein shall have the meaning given to such term in Rule 13d-3 promulgated under the Exchange Act.

3.    Voting Agreement. Until the end of the Standstill Period (as it applies to each of Sheehy or Ellis, as applicable), each of Sheehy and Ellis, as applicable, shall cause, in the case of all shares of Common Stock owned of record as of the record date for each meeting of stockholders (each a “Shareholder Meeting”), and cause the record owner to cause, in the case of all shares of Common Stock that he is a beneficial owner of but does not own of record, directly or indirectly, as of the record date for each Shareholder Meeting (in any case, the “Subject Shares”), such Subject Shares to be present for quorum purposes and to be voted, at each Shareholder Meeting or at any adjournments or postponements thereof (a) for all of the persons nominated by the Board for election or appointment at such Shareholder Meeting, (b) against the removal of any incumbent director of the Board (unless such removal has been recommended by a majority of the Board) and (c) against the election or appointment of any person not nominated by the Board for election or appointment at such Shareholder Meeting. In addition, with respect to any solicitation for action by written consent, until the end of the Standstill Period (as it applies to each of Sheehy or Ellis, as applicable), each of Sheehy and Ellis, as applicable, shall cause, in the case of all shares of Common Stock owned of record as of the record date for determining stockholders entitled to provide such written consent, and cause the record owner to cause, in the case of all shares of Common Stock that he is a beneficial owner of but does not own of record, directly or indirectly, as of the record date for determining stockholders entitled to provide such written consent, such shares of Common Stock to consent or not consent in response to such solicitation (a) in favor of all of the persons nominated by the Board for election or appointment pursuant to such solicitation, (b) against the removal of any incumbent director of the Board (unless such removal has been recommended by a majority of the Board) and (c) against the election or appointment of any person not nominated by the Board for election or appointment pursuant to such solicitation.

4.    Public Announcement; Non-Disparagement. The Company shall announce the appointment of Sheehy and Ellis as directors by means of a press release in the form attached hereto as Exhibit B (the “Press Release”) as soon as practicable on or after the date hereof. No party to this Agreement shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other parties. Each party to this Agreement acknowledges that other parties may be required to describe this Agreement and include it as an exhibit in filings with the Securities and Exchange Commission.    Subject to applicable law, each of the parties covenants and agrees that, during the Standstill Period or, if earlier, until such time as the Company, in the case of any party other than the Company, or any party other than the Company, in the case of the Company, shall have breached this Section, neither it nor any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, as applicable, will in any way publicly disparage, call into disrepute, defame, slander or otherwise criticize the other parties or such other parties’ subsidiaries, affiliates, successors, assigns, officers, directors, employees, shareholders, agents, attorneys or representatives, or any of their products or services; provided, however, that (i) this sentence shall not apply to (x) nonpublic oral statements made by any party to any other party or to such party’s directors, officers, employees or representatives, (y) nonpublic oral statements made by any party to any Third Party with respect to how and why such party voted his shares of Common Stock on a particular matter or with respect to issues related to a proxy solicitation or (z) any compelled testimony, whether by subpoena or otherwise and (ii) if the Standstill Period has ended with respect to one but not all of the individuals party hereto, the obligations and rights under this sentence shall cease as to any such person at such time as the Standstill Period is no longer applicable to him.

5.    Representations and Warranties. Each of the parties represents to the other parties hereto that (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

6.    Miscellaneous. The parties hereto hereby agree that there is no adequate remedy at law for breaches of this Agreement, and each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, federal courts located in, or other state courts of, the State of Delaware (each, a “Delaware Court”) for purposes of enforcing this Agreement or determining any claim arising from or related to the transactions contemplated by this Agreement. Further, each of the parties hereto (i) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms hereof by way of equitable relief and (ii) irrevocably consents to service of process pursuant to the notice provisions set out in Section 9 hereof or as otherwise provided by applicable law.

The Company is a Delaware company and the parties to this Agreement agree that this Agreement shall be governed by Delaware law without giving effect to the choice of law principles of such State. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

7.    No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall be in a writing signed by the party providing such waiver and shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

8.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

9.    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and receipt is confirmed by telephone or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Cryo-Cell International, Inc.

700 Brooker Creek Blvd., Suite 1800

Oldsmar, FL 34677

Attention:    David Portnoy and Mark Portnoy

E-mail:    dportnoy@cryo-cell.com; and

mportnoy@cryo-cell.com

Telephone:    813-749-2181

With a copy to (which shall not constitute notice):

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street

Wilmington, DE 19899-1346

Attention:    Eric S. Klinger-Wilensky

E-mail:    ekwilensky@mnat.com

Telephone:    302-351-9169

If to Ellis:

Arthur Ellis

E-mail:    arthur@auelaw.com

Telephone:    312-213-7780

If to Sheehy:

Brian Sheehy

E-mail:    bsheehy@iszocapital.com

Telephone:    646-381-3645

10.    Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement. Upon such determination that any provision is illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

11.    Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

12.    Successors and Assigns. This Agreement shall not be assignable (other than by operation of law in a merger) by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

13.    No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

14.    Expenses. Each party shall pay its own fees and expenses in connection with this Agreement and the matters contemplated hereby.

15.    Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement or any such document against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.    Termination. This Agreement may be terminated by written agreement of all of the parties hereto. In addition, this Agreement shall terminate upon such time as the size of the Board is increased to more than seven persons unless such increase has been approved by all directors then in office (including, if they are then on the Board, Sheehy and Ellis).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

CRYO-CELL INTERNATIONAL, INC.

By:	/s/ David Portnoy
Name: David Portnoy
Title: Chairman, Co-CEO

By:	/s/ Brian Sheehy
Brian Sheehy

By:	/s/ Arthur Ellis
Arthur Ellis

[Signature page to Agreement]

1.

EXHIBIT A

Form of Resignation

                             ,

Attention: Chairman of the Board of Directors of Cryo-Cell International, Inc.

Pursuant to Section 1.c. of the August         , 2018 Agreement by and between Cryo-Cell International, Inc. (“Company”), Sheehy and Ellis (“Agreement”), I hereby tender my conditional resignation as a director of the board of directors (the “Board”) of the Company, provided that this resignation shall be effective only upon the occurrence of both (i) the Board’s acceptance of this resignation and (ii) the Trigger Time (as defined in the Agreement).

I hereby acknowledge that this conditional resignation as a director of the Board is as a result of the terms and conditions of the Agreement.

[Name of Director]

EXHIBIT B

For Immediate Release	Contact: David Portnoy Chairman and Co-Chief Executive Officer Cryo-Cell International, Inc. 813-749-2100 dportnoy@cryo-cell.com

ARTHUR ELLIS AND BRIAN SHEEHY JOIN CRYO-CELL’S BOARD OF DIRECTORS

OLDSMAR, FL – August 16, 2018 – Cryo-Cell International, Inc. (OTC:QB Markets Group Symbol: CCEL) (the “Company”), the world’s first private cord blood bank to separate and store stem cells in 1992, announced that Arthur Ellis, JD, Board President of the Uptown People’s Law Center, and Brian Sheehy, M.D. M.A. C.F.A., Founder and Managing Partner IsZo Capital, have joined the Company’s Board of Directors.

Arthur Ellis, as Board President and Director, has successfully managed since 2010 the Uptown People’s Law Center, which defends the constitutional rights of prisoners incarcerated in Illinois. Previously, he served as a director of City National Bancshares, the holding company for City National Bank of Miami.

Dr. Sheehy has served as Founder and Managing Partner of IsZo Capital since 2010. Previously, he served as a co-manager and analyst of a UBS Healthcare Fund.

“Given their experience in law and healthcare finance, respectively, the Board believes that Mr. Ellis and Dr. Sheehy joining the Board will significantly contribute to the continuing success of the Company,” commented David Portnoy, Chairman of the Board and Co-CEO.

About Cryo-Cell International, Inc.

Founded in 1989, Cryo-Cell International, Inc. is the world’s first private cord blood bank. More than 500,000 parents from 87 countries trust Cryo-Cell to preserve their family members’ stem cells. Cryo-Cell’s mission is to provide clients with state-of-the-art stem cell cryopreservation services and support the advancement of regenerative medicine. Cryo-Cell operates in a facility that is FDA registered, cGMP-/cGTP-compliant and is licensed in all states requiring licensure. Besides being AABB accredited as a cord blood facility, Cryo-Cell is also the first U.S. (for private use only) cord blood bank to receive FACT accreditation for adhering to the most stringent cord blood quality standards set by any internationally recognized, independent accrediting organization. In addition, Cryo-Cell is ISO 13485:2003 certified by TUV, an internationally recognized, quality assessment organization. Cryo-Cell is a publicly traded company, OTCQB:CCEL. For more information, please visit www.cryo-cell.com.